   As filed with the Securities and Exchange Commission on December 28, 1995

                                                            Registration No. 33-



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          The Safety Fund Corporation
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

       Massachusetts                                         04-2532311
--------------------------------------------------------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

  470 Main Street, Fitchburg                                 01420
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

                          THE SAFETY FUND CORPORATION
               1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                           (Full title of the plan)

                            Christopher W. Bramley
                     President and Chief Executive Officer
                          The Safety Fund Corporation
                                470 Main Street
                        Fitchburg, Massachusetts  01420
                                (508) 343-6406
--------------------------------------------------------------------------------
                  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                           Peter W. Coogan, Esquire
                              Foley, Hoag & Eliot
                            One Post Office Square
                          Boston, Massachusetts 02109
                                (617) 832-1000

--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                                    Proposed
Title of                           Proposed         Maximum
Securities           Amount        Maximum          Aggregate      Amount of
to be                to be         Offering Price   Offering       Registration
Registered           Registered    Per Share        Price          Fee
--------------------------------------------------------------------------------

Common Stock          150,000       $23.50(1)        $3,525,000(1)  $1,215.52(1)
(par value $5.00)      shares
--------------------------------------------------------------------------------

       (1) Estimated pursuant to Rule 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on December 27, 1995 on the Nasdaq Stock Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1994.

     (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

     (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 3, 1995 and effective May 17, 1995 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 6 of the Articles of Organization of the Company provides that directors and officers of the Company shall be indemnified by the Company against all expenses incurred in connection with any proceedings as a result of serving or having served as an officer or director of the Company, as a director, officer, partner, trustee, employee, agent or nominee of, or in connection with, any other entity, including, without limitation, any firm, association, partnership, joint venture, joint stock company, trust, corporation or other organization at the request of or by reason of an election effected in whole or in major part by the Company. Pursuant to Massachusetts law, no indemnification shall be provided with respect to a matter as to which the person shall have been adjudicated not to have acted in good faith in the reasonable belief that the action of the person was in the best interests of the Company. The Company currently has directors' and officers' liability insurance in the amount of $5 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

 5.1  Opinion of Counsel.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of KPMG Peat Marwick LLP.

23.3  Consent of Counsel (included in Exhibit 5.1).

24.1  Power of Attorney (contained on the signature page).


ITEM 9.  UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, The Commonwealth of Massachusetts, on this 28th day of December, 1995.

                         THE SAFETY FUND CORPORATION


                         By:/s/ Christopher W. Bramley
                            ----------------------------------------------------
                            Christopher W. Bramley
                            President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Christopher W. Bramley and Martin F. Connors, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                    Date
---------                     -----                    ----

/s/ Christopher W. Bramley    President, Chief         December 28, 1995
--------------------------
Christopher W. Bramley        Executive Officer
                              and Director
                              (Principal Executive
                              Officer)

Signature                     Title                    Date
---------                     -----                    ----

/s/ Martin F. Connors, Jr.    Treasurer                December 28, 1995
--------------------------
Martin F. Connors, Jr.        (Principal Financial
                              and Accounting Officer)


/s/ William E. Aubuchon, III  Director                 December 28, 1995
----------------------------
William E. Aubuchon, III


/s/ John R. Clementi          Director                 December 28, 1995
--------------------
John R. Clementi


/s/ P. Kevin Condron          Director                 December 28, 1995
--------------------
P. Kevin Condron


/s/ Bigelow Crocker, Jr.      Director                 December 28, 1995
------------------------
Bigelow Crocker, Jr.


/s/ David R. Grenon           Director                 December 28, 1995
-------------------
David R. Grenon


/s/ Donald L. Hall            Director                 December 28, 1995
------------------
Donald L. Hall


/s/ Edward H. Hall, Jr.       Director                 December 28, 1995
-----------------------
Edward H. Hall, Jr.


/s/ George H. Heywood, Jr.    Director                 December 28, 1995
--------------------------
George H. Heywood, Jr.


/s/ John E. Howard            Director                 December 28, 1995
------------------
John E. Howard


/s/ Thomas P. Kelly           Director                 December 28, 1995
-------------------
Thomas P. Kelly

 /s/ Vincent J. Mara          Director                 December 28, 1995
--------------------
Vincent J. Mara


/s/ Michael E. Montuori       Director                 December 28, 1995
-----------------------
Michael E. Montuori

/s/ Allen I. Rome             Director                 December 28, 1995
-----------------
Allen I. Rome


/s/ Henri L. Sans, Jr.        Director                 December 28, 1995
----------------------
Henri L. Sans, Jr.


/s/ J. Robert Sedar           Director                 December 28, 1995
-------------------
J. Robert Seder


/s/ Richard L. Yates          Director                 December 28, 1995
--------------------
Richard L. Yates

                                 EXHIBIT INDEX
                                 -------------

Exhibit
  No.       Description                                               Page
--------    -----------                                               ----

  5.1       Opinion of Counsel

 23.1       Consent of Ernst & Young LLP

 23.2       Consent of KPMG Peat Marwick LLP

 23.3       Consent of Counsel (included in Exhibit 5.1)

 24.1       Power of Attorney (contained on the signature page)